UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 21, 2008

SAFEWAY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Safeway Inc. (the “Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 21, 2008, we issued our earnings press release for the fourth fiscal quarter and full year 2007. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“Adjusted EBITDA” which is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	LIFO expense;

•	Stock option expense;

•	Property impairment charges;

•	Equity in earnings of unconsolidated affiliates; and

•	Dividend received from unconsolidated affiliate.

•	“Adjusted Debt” which is defined by our bank credit agreement as total debt less cash and equivalents in excess of $75.0 million.

•	“Adjusted EBITDA as a multiple of interest expense” which is calculated by dividing Adjusted EBITDA by interest expense.

•	“Adjusted Debt to Adjusted EBITDA” which is calculated by dividing Adjusted Debt by Adjusted EBITDA.

•

“free cash flow” which is calculated as net cash flow from operating activities, as adjusted to exclude payables related to third-party gift cards, net of receivables, and, for fiscal 2006, to exclude the interest earned on the favorable income tax settlement, net of tax, less net cash flow used by investing activities, as adjusted to exclude cash used to acquire businesses/stores, net of tax benefits (for fiscal 2006). Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less our commission, to card partners. Because this cash flow is temporary, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow.

•	“Adjusted earnings per share” for fiscal 2006 and the fourth quarter of fiscal 2006, which is defined as reported diluted earnings per share, excluding various favorable tax benefits.

Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measures – net income and net cash flow from operating activities – are provided in the press release. Reconciliations of adjusted earnings per share to GAAP diluted earnings per share for fiscal 2006 and the fourth quarter of fiscal 2006, and reconciliations of “free cash flow” to GAAP cash flow for fiscal 2006 and 2007 and to the forecasted range for fiscal 2008 are also provided in the press release. Given the rapid growth in the third-party gift card business and the highly seasonal nature of that business, with a significant portion of sales of third-party gift cards occurring in late December each year, management is unable to provide a meaningful estimate for payables related to third-party gift cards for 2008, and therefore is not able to provide a reconciliation of 2008 free cash flow to net cash flow from operating activities. Each of these non-GAAP financial measures provides information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.

The exclusions included in “adjusted earnings per share” relate to various tax benefits. Management believes that excluding these items provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such benefits are incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the tax benefits that we have experienced. Management also believes that investors, analysts and other interested parties view our “adjusted earnings per share” as an indicator of our ongoing operating performance.

Management believes that “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful measures of operating performance that facilitate management’s evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the enumerated non-cash items provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow.

Management believes that “Adjusted EBITDA” and the related ratios also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management’s experience, whether a store is new or one that is fully or mostly depreciated does not necessarily correlate to the contribution that such store makes to operating performance.

Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” as an important measure of our operating performance and that of other companies in our industry.

“Adjusted EBITDA,” “Adjusted Debt,” “free cash flow” and the related ratios are useful indicators of Safeway’s ability to service debt and fund share repurchases that management believes will enhance stockholder value. Adjusted EBITDA also is a useful indicator of cash available for investing activities. A portion of the free cash flow that the Company generates in fiscal 2008 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures.

These non-GAAP financial measures should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on our Consolidated Statements of Cash Flows for the periods indicated as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “Adjusted EBITDA,” “Adjusted Debt” and “free cash flow” differently than we do, limiting their usefulness as comparative measures.

Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures for capital expenditures;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 21, 2008 of Safeway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: February 21, 2008	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated February 21, 2008 of Safeway Inc.